UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 2, 2006, the Compensation Committee of the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) approved the Company’s 2006 Senior Management Incentive Compensation Program (the “Program”). The Program, which is substantially identical to the 2005 senior management compensation program, establishes the criteria for 2006 incentive compensation in the form of (i) an annual cash bonus and (ii) long-term incentive compensation in the form of restricted common stock grants with a three-year vesting period pursuant to the Company’s 2004 Long-Term Incentive Plan. Both components are based on attainment of Company (50%) and individual (50%) performance objectives. The Company’s performance objectives are weighted equally between the Company’s return on investment (as defined) and funds from operations per share.

The threshold, target and maximum cash bonus (measured as a percentage of their respective annual base salaries) under the Program for Robert A. Alter, Chief Executive Officer and President, Jon D. Kline, Executive Vice President and Chief Financial Officer, Gary A. Stougaard, Executive Vice President and Chief Investment Officer, and Andrew W. Gross, Senior Vice President and General Counsel, were set in accordance with their respective employment agreements and range from 40% to 125% of base salary (50% to 75% for Mr. Gross). The threshold, target and maximum restricted stock grants (measured as a percentage of their respective annual base salaries) under the Program range from 100% to 200% (50% to 100% for Mr Gross). Shares of restricted stock granted under the Program will be valued at the average trading price of the Company’s common stock for the twenty consecutive trading days ending on the third trading day prior to the date of approval of the grant.

On May 2, 2006, the Nominating and Corporate Governance Committee of the Board Directors of the Company approved an increase in the annual stock compensation payable to the Company’s non-employee directors from $50,000 per year to $60,000 per year, effective for the current year. The stock grants to the non-employee directors will continue to vest at the next succeeding annual meeting of stockholders of the Company. The Nominating and Corporate Governance Committee also approved an increase in (i) the annual fee payable to the Chair of the Audit Committee from $5,000 to $10,000 and (ii) the attendance fee for meetings attended telephonically from $250 per meeting to $500 per meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 4, 2006	By:	/s/ JON D. KLINE
Jon D. Kline
Executive Vice President and Chief Financial Officer